EXHIBIT 10.1



December 19, 1997
                                ACKNOWLEDGMENT COPY
                                -------------------

Mr. Joe O'Brien, CFO
Phoenix Gold International, Inc.
9300 North Decatur
Portland, OR 97203

Dear Joe:

I am pleased to advise you that U.S. Bank National Association has renewed your revolving line of credit subject to the following terms and conditions:

         BORROWER:                          Phoenix Gold International, Inc.

         GUARANTOR(S):                      None.


      REVOLVING LINE OF CREDIT:

         MAXIMUM LOAN AMOUNT:               $5,500,000.

         PURPOSE:                           Operating funds.

         INTEREST RATE: The interest rate is tied to a performance matrix based on the Borrower's Time Fixed Charge Coverage and adjusted quarterly. The interest rate spread will be adjusted either upward or downward for the subsequent quarter after achieving the Times Fixed charge coverage ratio, based on the following matrix:

                                                 TIMES FIXED
                                            LEVEL CHARGE COVERAGE                       PRIME +       LIBOR +
                                            -----------------------------------------------------------------
                                               1     Greater than 3.00:1                  0             2.25%
                                               2     Less than or equal to 3.00:1.0       0             2.75%
                                               3     Less than or equal to 2.50:1.0       0.50%         3.25%
                                               4     Less than or equal to 2.00:1.0       1.00%         3.75%
                                               5     Less than or equal to 1.51:1.0       1.50%         4.25%
                                               6     Less than 1.25:1.0                   Default       Default


                                            The LIBOR  option will be  available
                                            under the following conditions:

                                            a) Minimum  advances of $500,000 and
                                               increments       of      $100,000
                                               thereafter.

                                            b) LIBOR   contracts   may  vary in
                                               length  of time from one month up
                                               to three months.

                                            c) The  Bank may  require  up to two
                                               days prior written  notice before
                                               allowing LIBOR advances.

                                            d) No principal repayment during the
                                               fixed rate period.

                                            INITIAL  FUNDING  PRIOR TO  DECEMBER
                                            31, 1997, WILL BE UNDER LEVEL 4.

                                            THE   INTEREST   RATE   CHARGED   TO
                                            BORROWER  IS TIED TO THE PRIME  RATE
                                            OF U.S. BANK  NATIONAL  ASSOCIATION,
                                            COMPUTED  ON THE  BASIS OF A 360-DAY
                                            YEAR AND THE  ACTUAL  NUMBER OF DAYS
                                            ELAPSED.  BORROWER  IS ADVISED  THAT
                                            U.S.  BANK  NATIONAL   ASSOCIATION'S
                                            PRIME  RATE IS THE RATE OF  INTEREST
                                            WHICH  THE  BANK  FROM  TIME TO TIME
                                            IDENTIFIES AND PUBLICLY ANNOUNCES AS
                                            ITS   PRIME   RATE,   AND   IS   NOT
                                            NECESSARILY, FOR EXAMPLE, THE LOWEST
                                            RATE  OF  INTEREST  WHICH  THE  BANK
                                            COLLECTS  FROM ANY BORROWER OR GROUP
                                            OF BORROWERS.


         MATURITY DATE:                     Payable on demand.

         REVIEW DATE:                       December 31, 1998.

         REPAYMENT:                         Optional advance note; interest
                                            payable  monthly, principal payable
                                            upon demand, automated credit sweep
                                            on prime based borrowings.


                                            REPAYMENT OF EACH  ADVANCE  RECEIVED
                                            BY THE  BORROWER  UNDER  THE LINE OF
                                            CREDIT  IS  SUBJECT  TO THE TERMS OF
                                            THE PROMISSORY  NOTE EVIDENCING THAT
                                            ADVANCE  AS  WELL AS ALL  TERMS  AND
                                            CONDITIONS  OF THIS  LETTER.  IN THE
                                            EVENT OF ANY  CONFLICT  BETWEEN  THE
                                            TWO, THE TERMS AND CONDITIONS OF THE
                                            PROMISSORY NOTE SHALL CONTROL.

         LOAN FEE:                          Upfront  annual  loan  fee of  1/8th
                                            of 1%  ($6,875),  plus all out of
                                            pocket expenses.

         COLLATERAL:                        Perfected  first  priority  security
                                            interest  in all of  Borrower's  now
                                            owned   and    hereafter    acquired
                                            accounts receivable,  inventory, and
                                            equipment.  (Except  equipment which
                                            is   currently   pledged   to  other
                                            lenders as security).

         COSTS: Borrower shall be responsible for all of the Banks costs, expenses, fees, including attorneys fees, associated with the negotiation and documentation of these credit facilities.

                               FINANCIAL REPORTING
                               -------------------

1. Annual CPA audited financial statement to be provided within 90 days of the end of each fiscal year.

2. Monthly company prepared financial statements to be provided within 30 days of the end of each month.

3. Quarterly compliance certificate to be provided within 30 days of the end of each quarter.


                               FINANCIAL COVENANTS
                               -------------------

As long as indebted to Bank, Borrower is to be in compliance with the following financial benchmarks, as described below:

         CURRENT RATIO:                     Maintain a ratio of Current Assets
                                            to Current  Liabilities  equal to or
                                            greater than 2.10:1.  Current  Ratio
                                            is defined as Current Assets divided
                                            by Current Liabilities

         TANGIBLE NET WORTH:                Maintain a Tangible Net Worth in
                                            excess of $10,700,000. Tangible Net
                                            Worth is defined as Net Worth minus
                                            any intangible assets.

         TIMES FIXED
         CHARGE COVERAGE:                   Maintain a ratio of Times Fixed
                                            Charge  Coverage  equal to or
                                            greater  than  1.25:1.   Defined  as
                                            earnings  before  interest,   taxes,
                                            depreciation,    and    amortization
                                            (EBITDA)    divided   by   scheduled
                                            principal payments on long term debt
                                            and  capital  leases  plus  interest
                                            expense  plus  cash  funded  capital
                                            expenditures plus dividends.

All computations made to determine compliance with the covenant requirements shall be made in accordance with generally accepted accounting principles, applied on a consistent basis and certified by Borrower as being true and correct on a quarterly basis beginning December 31, 1997. The Times Fixed Charge Coverage will be based on a rolling four quarter average.


                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

1. PRIME RATE: U.S. Bank's prime rate is the rate of interest which Lender from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers.

2. LOAN ADVANCES: Advances may be requested by Borrower from time to time in accordance with the terms of the promissory note. All advances shall be made at the sole option of Lender. Lender may decline to make any advance and may terminate the availability of advances at any time.

3. INSURANCE: Borrower shall maintain insurance in such amounts and covering such risks as Lender shall require.

4. FINANCIAL REPORTING: At any time requested by Lender, Borrower shall furnish any additional information regarding Borrower's financial condition and business operations that Lender reasonably requests. This information may include, but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets and forecasts.

5. LOAN DOCUMENTATION: Borrower shall deliver to Lender duly executed promissory notes, deeds of trust, mortgages, security agreements, financing statements, loan agreements, guaranties, borrower authorizations, attorney opinion letters and other documents ("Loan Documents") as required by Lender in form and substance satisfactory to Lender and its counsel.

6. NON-ASSIGNABLE: This credit accommodation may not be assigned by Borrower. No guarantor or any third party is intended as a third-party beneficiary or has any right to rely hereon.

7. ARBITRATION: Borrower and Lender hereby agree to be bound by the terms of the Arbitration clause attached hereto as Exhibit A.

8. EXPENSES: Borrower shall reimburse Lender for all out-of-pocket expenses incurred in connection with this credit accommodation upon demand, whether or not this transaction closes or is funded. Such expenses shall include, without limitation, attorney fees, title insurance fees, travel costs, examination expenses, and filing fees.

9.   EXPIRATION   DATE:  This  offer  will  expire  on  December 31,  1997  and the revolving credit facility contemplated by this letter must be documented and closed on or before December 31, 1997.

10. ACCESS LAWS: Without limiting the generality of any provision of this agreement requiring Borrower to comply with applicable laws, rules, and regulations, Borrower agrees that it will at all times comply with applicable laws relating to disabled access including, but not limited to, all applicable titles of the Americans with Disabilities Act of 1990.


This letter summarizes certain principal terms and conditions relating to the loan and supersedes all prior oral or written negotiations, understandings, representations and agreements with respect to the loan. However, the Loan Documents will include additional terms, conditions, covenants, representations, warranties and other provisions which Lender customarily includes in similar transactions or which Lender determines to be appropriate to this transaction. Except to the extent modified by any other agreement, all terms, condition, covenants and other provisions of this letter shall remain in effect until the revolving line of credit (including any renewals, extensions or modifications) is terminated and the loan balance is paid in full, and by signing below, Borrower agrees to comply with all such provisions.

In addition to the events of default in any Loan Document, any failure to comply with any term, condition or obligation in this letter shall constitute an event of default under each of the Loan Documents. The provisions of this letter shall survive the closing of the loan and the execution and delivery of the Loan Documents. In the event of a conflict between this letter and the Loan Documents, the terms of the Loan Documents shall control.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER OREGON LAW.


If the above terms and conditions are acceptable to you, please sign, date and return the acknowledgment copy of this letter on or before the Expiration Date.

Sincerely,

/s/ Daniel A. Rice

Daniel A. Rice
Vice President
275-5175



Borrower hereby accepts Lender's offer to extend credit on terms and conditions stated above. Borrower hereby agrees to the Arbitration clause set forth in Exhibit A attached hereto.

PHOENIX GOLD INTERNATIONAL, INC.
--------------------------------

By:      /s/ Joseph K. O'Brien
         ---------------------------

Title:  Chief Financial Officer
        ----------------------------

Date:   December 22, 1997
        ----------------------------

                                    EXHIBIT A


ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this letter or the revolving line of credit or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing any loan shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness or any act, or exercise of any right, concerning any collateral securing any loan, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing any loan, shall also be arbitrated, provided however that no arbitrator shall have the right or other power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing herein shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.